UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2008

SendTec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51702	43-2053462
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

877 Executive Center Drive West St. Petersburg, FL	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 576-6630

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On and effective as of December 8, 2008, Paul Dzera resigned from the Board of Directors of SendTec, Inc. (the “Registrant”). Mr. Dzera was also a member of the Registrant’s Compensation Committee. Mr. Dzera had been designated as a Director pursuant to the Recapitalization Agreement, dated as of March 25, 2008 and amended as of August 22, 2008 (the “Recapitalization Agreement”), by and among the Registrant, SendTec Acquisition Corp., the Registrant’s wholly owned subsidiary (“STAC”), the holders (the “Holders”) of STAC’s 6% Senior Secured Convertible Debentures due March 31, 2008, and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders (the “Agent”). The Holders, who have the right under the Recapitalization Agreement in conjunction with the Voting Agreement dated as of March 26, 2008, to designate the person to fill the director vacancy created by Mr. Dzera’s resignation, have not yet designated a person to be elected as the replacement for Mr. Dzera.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SENDTEC, INC.

By:	/s/ Paul Soltoff
Name:	Paul Soltoff
Title:	Chief Executive Officer

Date:	December 11, 2008